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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              MOREDIRECT.COM, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                  Florida                               65-0526173
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

         7300 N. Federal Highway, Suite 200
         Boca Raton, Florida                                   33487
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    (Address of Principal Executive Offices)                 (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c)(1) check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities to be registered pursuant to Section 12(b) of the Act:
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Title of Each Class                              Name of Exchange On Which
to be So Registered                              Each Class is to be Registered
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      None                                                      None

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
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                                (Title of class)


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Common Stock registered hereunder by MoreDirect.com, Inc., a Florida corporation (the "Registrant"), is incorporated by reference to the section headed "Description of Capital Stock - Common Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-35072), as filed with the Securities and Exchange Commission (the "Commission") on April 18, 2000 and any amendments to such Registration Statement filed subsequently thereto, including any form of Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

ITEM 2. EXHIBITS.

         Exhibit
         Number     Description
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           1.       Amended and Restated Articles of Incorporation of the
                    Registrant*

           2.       Amended and Restated Bylaws of the Registrant*

           3.       Specimen certificate for the Registrant's common stock*

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Commission File No. 333-35072).


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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       MOREDIRECT.COM, INC.



                                       By: /s/ Russell L. Madris
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                                           Russell L. Madris
                                           President and Chief Executive Officer




Date: August 10, 2000